CHASE BANK, TRUSTEE                           DETERMINATION DATE:    04-JUN-03
MANUFACTURED  HOUSING CONTRACTS               REMITTANCE DATE:       09-JUN-03
SENIOR/SUBORDINATED PASS-THROUGH
CERTIFICATES SERIES 2003A                     FOR THE PERIOD ENDED:  25-MAY-03
                                              LOCK-OUT DATE:         FEB-08

INFORMATION FOR CLAUSES (A) THROUGH (S), SECTION 7.01 -
                                                                CLASS I AV         CLASS I A-1V       CLASS I A-2     CLASS 1 A-3
(A) CLASS I A AND CLASS I B DISTRIBUTION AMOUNTS                   780,864.86      1,563,140.70        144,196.70      102,001.75

(B) FORMULA PRINCIPAL DISTRIBUTION AMOUNT
    (A) SCHEDULED PRINCIPAL DUE                                    180,125.11        409,298.29
    (B) PARTIAL PREPAYMENTS RECEIVED                                45,218.38        102,749.74
    (C) PRINCIPAL PAYMENTS IN FULL (SCHEDULED BALANCE)             433,601.88        985,273.55
    (D) LIQUIDATED CONTRACT SCHEDULED BALANCE                            0.00
    (E) SECTION 3.05 PURCHASE SCHEDULED BALANCE                          0.00
    (F) PREVIOUSLY UNDISTRIBUTED SHORTFALLS IN (A) THROUGH (E)           0.00
                                                                 ------------      ------------      ------------    ------------
 TOTAL PRINCIPAL DISTRIBUTION                                      658,945.37      1,497,321.58              0.00            0.00

(C) INTEREST DISTRIBUTION                                          121,919.49         65,819.12        144,196.70      102,001.75
    UNPAID INTEREST SHORTFALL                                            0.00              0.00              0.00            0.00
                                                                 ------------      ------------      ------------      ------------
TOTAL INTEREST DISTRIBUTION                                        121,919.49         65,819.12        144,196.70      102,001.75

(D) BEGINNING CLASS I A AND CLASS I B PRINCIPAL BALANCE         67,858,713.98     46,027,355.77     49,723,000.00   26,043,000.00
    LESS: PRINCIPAL DISTRIBUTION                                   658,945.37      1,497,321.58              0.00            0.00
                                                                -------------     -------------     -------------   -------------
    REMAINING CLASS A AND CLASS B PRINCIPAL BALANCE             67,199,768.60     44,530,034.19     49,723,000.00   26,043,000.00

(E) FEES DUE SERVICER
    MONTHLY SERVICING FEE                                          294,732.91     (H)                   Pool Factor
    SECTION 8.06 REIMBURSEMENT AMOUNT                                    0.00     CLASS I AV            0.95999669
    SECTION 6.02 REIMBURSEMENT AMOUNT                                  933.27     CLASS I A-1V          0.87497365
    REIMBURSEABLE FEES                                                   0.00     CLASS I A-2           1.00000000
                                                                  ------------    CLASS I A-3           1.00000000
 TOTAL FEES DUE SERVICER                                           295,666.18     CLASS I A-4           1.00000000
                                                                                  CLASS I A-5           1.00000000
                                                                                  CLASS I M-1           1.00000000
                                                                                  CLASS I B-1           1.00000000
                                                                                  CLASS I B-2           1.00000000

INFORMATION FOR CLAUSES (A) THROUGH (S), SECTION 7.01 -
                                                                  CLASS I A-4       CLASS I A-5     CLASS 1 M-1      CLASS 1 B-1
(A) CLASS I A AND CLASS I B DISTRIBUTION AMOUNTS                   167,680.35        106,313.33         81,223.80       86,986.67

(B) FORMULA PRINCIPAL DISTRIBUTION AMOUNT
    (A) SCHEDULED PRINCIPAL DUE
    (B) PARTIAL PREPAYMENTS RECEIVED
    (C) PRINCIPAL PAYMENTS IN FULL (SCHEDULED BALANCE)
    (D) LIQUIDATED CONTRACT SCHEDULED BALANCE
    (E) SECTION 3.05 PURCHASE SCHEDULED BALANCE
    (F)  PREVIOUSLY UNDISTRIBUTED SHORTFALLS IN (A) THROUGH (E)
                                                                 ------------      ------------      ------------    ------------
 TOTAL PRINCIPAL DISTRIBUTION                                            0.00              0.00              0.00            0.00

(C) INTEREST DISTRIBUTION                                          167,680.35        106,313.33         81,223.80       86,986.67
    UNPAID INTEREST SHORTFALL                                            0.00              0.00              0.00            0.00
                                                                 ------------      ------------      ------------    ------------
TOTAL INTEREST DISTRIBUTION                                        167,680.35        106,313.33         81,223.80       86,986.67

(D) BEGINNING CLASS I A AND CLASS I B PRINCIPAL BALANCE         32,402,000.00     15,947,000.00     13,048,000.00   13,048,000.00
    LESS: PRINCIPAL DISTRIBUTION                                         0.00              0.00              0.00            0.00
                                                                -------------     -------------     -------------    ------------
    REMAINING CLASS A AND CLASS B PRINCIPAL BALANCE             32,402,000.00     15,947,000.00     13,048,000.00   13,048,000.00

(E) FEES DUE SERVICER
    MONTHLY SERVICING FEE                                       Original Balance           Rate
    SECTION 8.06 REIMBURSEMENT AMOUNT                            70,000,000.00           1.9600%        1.3100%   Libor
    SECTION 6.02 REIMBURSEMENT AMOUNT                            50,893,000.00           1.5600%        0.6500%   Spread AV
    REIMBURSEABLE FEES                                           49,723,000.00           3.4800%        0.2500%   Spread A-1V
                                                                 26,043,000.00           4.7000%
 TOTAL FEES DUE SERVICER                                         32,402,000.00           6.2100%
                                                                 15,947,000.00           8.0000%
                                                                 13,048,000.00           7.4700%
                                                                 13,048,000.00           8.0000%
                                                                 18,846,522.00           8.0000%

INFORMATION FOR CLAUSES (A) THROUGH (S), SECTION 7.01 -
                                                                  CLASS I B-2
(A) CLASS I A AND CLASS I B DISTRIBUTION AMOUNTS                   125,643.48

(B) FORMULA PRINCIPAL DISTRIBUTION AMOUNT
    (A) SCHEDULED PRINCIPAL DUE
    (B) PARTIAL PREPAYMENTS RECEIVED
    (C) PRINCIPAL PAYMENTS IN FULL (SCHEDULED BALANCE)
    (D) LIQUIDATED CONTRACT SCHEDULED BALANCE
    (E) SECTION 3.05 PURCHASE SCHEDULED BALANCE
    (F)  PREVIOUSLY UNDISTRIBUTED SHORTFALLS IN (A) THROUGH (E)
                                                                 ------------
 TOTAL PRINCIPAL DISTRIBUTION                                            0.00

(C) INTEREST DISTRIBUTION                                          125,643.48
    UNPAID INTEREST SHORTFALL                                            0.00
                                                                 ------------
TOTAL INTEREST DISTRIBUTION                                        125,643.48

(D) BEGINNING CLASS I A AND CLASS I B PRINCIPAL BALANCE         18,846,522.00
    LESS: PRINCIPAL DISTRIBUTION                                         0.00
                                                                -------------
    REMAINING CLASS A AND CLASS B PRINCIPAL BALANCE             18,846,522.00

(E) FEES DUE SERVICER
    MONTHLY SERVICING FEE
    SECTION 8.06 REIMBURSEMENT AMOUNT
    SECTION 6.02 REIMBURSEMENT AMOUNT
    REIMBURSEABLE FEES

 TOTAL FEES DUE SERVICER




CHASE BANK, TRUSTEE                           DETERMINATION DATE:    04-JUN-03
MANUFACTURED  HOUSING CONTRACTS               REMITTANCE DATE:       09-JUN-03
SENIOR/SUBORDINATED PASS-THROUGH              FOR THE PERIOD ENDED:  25-MAY-03
CERTIFICATES SERIES 2003A                     LOCK-OUT DATE:         FEB-08



                                                    NO. OF    UNPAID PRINCIPAL   DELINQUENCY AS OF        NO. OF   UNPAID PRINCIPAL
(F) DELINQUENCY AS OF THE DUE PERIOD              CONTRACTS       BALANCE        CALENDAR MONTH END     CONTRACTS       BALANCE
    31-59 Days Delinquent                               135      5,108,419       31-59 Days Delinquent       69        2,543,205
    60-89 Days Delinquent                                31      1,187,885       60-89 Days Delinquent       24          942,268
    90+ Days Delinquent                                  23        790,574       90+ Days Delinquent         20          692,460

    3-Month Avg Thirty-Day Delinquency Ratio          1.80%                      3-Month Avg Thirty-Day Delinquency Ratio  1.08%
    3-Month Avg Sixty-Day Delinquency Ratio           0.51%                      3-Month Avg Sixty-Day Delinquency Ratio   0.40%

(G) Section 3.05 Repurchases                                          0.00

(I) Class R Distribution Amount                                 921,196.63             Acquisition Loss Amount
    Repossession Profits                                              0.00
                                                                                  Current Month Acquisition Loss Amount    24,833
(J) Principal Balance of Contracts in Repossession              322,876.19        Cumulative Acquisition Loss Amount       63,573

(K) Aggregate Net Liquidation Losses                                  0.00        Current Realized Loss Ratio       0.09%
                                                                                  Cumulative Realized Loss Ratio    0.02%
(L) (x) Class B-2 Formula Distribution Amount                   125,643.48
    (y) Remaining Amount Available                            1,046,840.11
                                                                ----------
    Amount Of (x) Over (y)                                            0.00               Prepayment Rate

(M) Class B-2 Liquidation Loss Amount                                 0.00        Current Month Prepayment Rate            6.65%
                                                                                  Current Month Model Prepayment Rate      166%
(N) Guarantee Payment                                                 0.00
                                                                                  3-Month Prepayment Rate                  6.41%
(O) Unadvanced Shortfalls                                             0.00        3-Month Model Prepayment Rate            164%

                                                        No.         $             Cumulative Prepayment Rate               7.14%
(P) Units Repossessed                                     5     158,448.96        Cumulative Model Prepayment Rate         182%

(Q) Principal Prepayments Paid                                1,566,843.55

(R) Scheduled Principal Payments                                589,423.40

(S) Weighted Average Interest Rate                                   9.89%



                      Computation Of Available Distribution Amount
(i)  Certificate Account Balance At Monthly Cutoff-Vanderbilt                3,895,510.22
     Certificate Account Balance At Monthly Cutoff-Subservicer-21st            712,456.43
     Certificate Account Balance At Monthly Cutoff-Yield Maintenance Account         0.00
(ii) Monthly Advance Made                                                            0.00
(iii)Section 5.05 Certificate Fund Income-Vanderbilt                             2,955.74
(iii)Section 5.05 Certificate Fund Income-Subservicer-21st                         444.37
(iii)Section 5.05 Certificate Fund Income-Yield Maintenance Account                  0.00
(V) Principal Due Holders                                                            0.00
Less:
(i)  Due to the Servicer Senior Monthly Servicing Fee                          235,786.33
(ii) Scheduled Payments Of Principal And Interest
     Due Subsequent To The Due Period-Vanderbilt                               196,460.94
(ii) Scheduled Payments Of Principal And Interest
     Due Subsequent To The Due Period-Subservicer-21st                          39,991.37
(ii) Due To The Servicer Pursuant To Section 6.02:
   (i)   Section 3.05 Purchases (Due Seller)                                         0.00
   (ii)  Reimbursement For Taxes From Liquidation Proceeds                           0.00
   (iii) Monthly Servicing Fee                                                  58,946.58
   (iv)  Reimbursable Liquidation Expenses                                         933.27
   (v)   Section 6.04 (C) Reimbursement                                              0.00
   (vi)  Section 8.06 Reimbursement                                                  0.00
   (vii) Amounts Not Required To Be Deposited-Subservicer-21st                       0.00

Total Due Servicer                                                             295,666.18

Available Distribution Amount-Vanderbilt                                     3,406,338.84
Available Distribution Amount-Subservicer-21st                                 672,909.43
Available Distribution-Yield Maintenance Account                                     0.00
To Class A And B                                                             3,158,051.64

Monthly Excess Cashflow                                                        921,196.63

Weighted Average Remaining Term (Months)                                           230.00

  Scheduled Balance Computation

  Prior Month Balance                                                      282,943,591.75


  Current Balance                                     280,835,030.60
     Adv Principal                                         59,750.34
     Del Principal                                        107,456.14
  Pool Scheduled Balance                                                   280,787,324.80


  Principal Payments In Full                            1,418,875.43
  Partial Prepayments                                     147,968.12

  Scheduled Principal                                     589,423.40

  Collateral Balance                                                       280,835,030.60
